Exhibit 4.1

Certificate No. 0-A For Zero (0) Shares Issued to Specimen Dated 20 FROM WHOM TRANSFERRED Specimen Dated 20 No. Original Certificate No. Original Shares No. of Shares Transferred Received Certificate No. 0-A For Zero (0) Shares this day of 20

CERTIFICATE NO 0-A

SHARES 0

CUSIP No. 55305B309

M/I HOMES, INC.

INCORPORTATED UNDER THE LAWS OF THE STATE OF OHIO

Authorized Shares Shares Par value $.01 Each

This Certifies that Specimen is the holder of Zero (0) shares of 9.75% Series A Preferred Shares of M/I Homes, Inc.

Fully paid and non-assessable, transferable only on the books of the Company by the holder hereof in person or by Attorney, upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate seal to be hereunto affixed.

Dated this day of 20

Specimen Secretary Specimen President

Dayton Legal Blank Inc. Form 70036

NOTICE: The signature of this Assignment must correspond with the name as written upon the face of this Certificate, in every particular without alteration or enlargement, or any changes whatever.

FOR VALUE RECEIVED, hereby sell, assign and transfer unto

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney, to transfer the said Shares on the books of the within named Corporation, with full power of substitution in the premises.

Dated 20

In Presence of

CERTIFICATE

For

0

SHARES or

9.75% Series A

Preferred Shares,

Par Value $.01 per share

ISSUED TO

Specimen

DATED

Specimen

The express terms of the shares evidenced by this certificate and of the other class or classes and series of shares, which the Corporation is authorized to issue are contained in the Corporation’s Amended and Restated Articles of Incorporation and Amended and Restated Regulations. The Corporation will send to any shareholder without charge a copy of such terms within five (5) days after receipt of a written request therefor.